AMENDMENT NO. 1

                               TO

                  DEBENTURE PURCHASE AGREEMENT

                 Dated as of September 30, 1996

                             between

              ROLLINS ENVIRONMENTAL SERVICES, INC.
                           ("Rollins")

                               and

                WESTINGHOUSE ELECTRIC CORPORATION
                        ("Westinghouse")

                      Amending that certain

                  DEBENTURE PURCHASE AGREEMENT

                Between Rollins and Westinghouse

                   Dated as of March 31, 1995

                           Relating to

       7.25% Convertible Subordinated Securities Due 2005

                               and

           7.75% Senior Unsecured Securities Due 2005

     This Amendment No. 1 dated as of September 30, 1996 between Rollins Environmental Services, Inc. ("Rollins") and Westinghouse Electric Corporation ("Westinghouse") amends that certain Debenture Purchase Agreement (the "Debenture Purchase Agreement") between Rollins and Westinghouse dated as of March 31, 1995 relating to Rollins 7.25% Convertible Subordinated Securities Due 2005 (the "Subordinated Securities") and Rollins 7.75% Senior Unsecured Securities Due 2005 (the "Senior Securities").

     WHEREAS, Rollins and First Fidelity Bank National Association
(the "Trustee") have entered into a Second Supplemental Indenture
(the "Second Supplemental Indenture") dated as of September 30, 1996 supplementing and amending that certain Indenture between Rollins and the Trustee dated as of March 31, 1995 relating to the Senior Securities; and

     WHEREAS, Rollins and Texas Commerce Bank National Association
(the "Trustee") have entered into a First Supplemental Indenture (the "First Supplemental Indenture") dated as of September 30, 1996 supplementing and amending that certain Indenture between Rollins and the Trustee dated as of March 31, 1995 relating to the Subordinated Securities; and

     WHEREAS, Westinghouse, as the holder of 100% of the Senior Securities and the holder of 100% of the Subordinated Securities, has agreed to approve and consent to the Second Supplemental Indenture relating to the Senior Securities and the First Supplemental Indenture relating to the Subordinated Securities upon the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the mutual covenants herein contained, do hereby agree as follows:

     1. Westinghouse approves and consents to the Second Supplemental Indenture relating to the Senior Securities.

     2. Westinghouse approves and consents to the First Supplemental Indenture relating to the Subordinated Securities.

     3. Section 5.1 ("Resale of Securities") to the Debenture Purchase Agreement shall be of no further force and effect after February 28, 1997.

     4. Section 5.3 ("Voting Power") to the Debenture Purchase Agreement is deleted and of no further force and effect as of the date above.

     In Witness Whereof, the parties have caused this Amendment No. 1 to be duly executed by their authorized officers as of the day and year first above written.

                                   Rollins Environmental Services, Inc.


                                   By:
                                        Title:



                                   Westinghouse Electric Corporation


                                   By:
                                        Title: